UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2010

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01               Regulation FD Disclosure

On June 14, 2010, Alexandria Real Estate Equities, Inc. (the “Company”) announced the results of its previously announced offer to exchange its outstanding 8.00% Senior Convertible Notes due 2029 (the “Convertible Notes”) for shares of its common stock plus cash (the “Exchange Offer”).  As of 11:59 p.m., New York City time, on June 11, 2010, the scheduled expiration date, $232,679,000 in aggregate principal amount of the Convertible Notes, representing approximately 96.95% of the $240 million aggregate principal of Convertible Notes outstanding prior to the Exchange Offer, had been validly tendered and not withdrawn in the Exchange Offer.  The Company accepted for payment all Convertible Notes validly tendered and not withdrawn in the Exchange Offer and the settlement was made promptly in accordance with the terms of the Exchange Offer.

In the aggregate, the Exchange Offer resulted in the retirement of $232,679,000 principal amount of Convertible Notes, the issuance of approximately 5.6 million shares of the Company’s common stock and the payment of approximately $41.9 million in cash as consideration for the Convertible Notes.  Following settlement of the Exchange Offer, $7,321,000 principal amount of Convertible Notes remain outstanding.

Based on the Company’s current view of existing market conditions, the final results of the Exchange Offer, and certain current assumptions and estimates, including, without limitation, the Company’s estimated recognition of a loss on debt extinguishment resulting from the Exchange Offer of approximately $41.5 million, the Company’s guidance for Funds from Operations (“FFO”) per share (diluted) and earnings per share (diluted) for the year ended December 31, 2010 is as follows:

	2010
FFO per share (diluted)	$3.60	(1)
Earnings per share (diluted)	$1.03	(1)

(1)          The Company applies the if-converted method for purposes of determining the impact of the Convertible Notes on earnings per share (diluted) and FFO per share (diluted).  In applying the if-converted method, the Company assumes that the Convertible Notes are converted for purposes of calculating earnings per share (diluted) or FFO per share (diluted) if the effect of such conversion would be dilutive to earnings per share or FFO per share, as the case may be.  If the effect of the assumed conversion would be dilutive, earnings per share (diluted) or FFO per share (diluted) is calculated by adding back interest charges applicable to the Convertible Notes to the numerator and the Convertible Notes are assumed to have been converted at the beginning of the period presented (or at the date of issuance, if occurring on a date later than the beginning of the period presented) and the resulting incremental shares associated with the assumed conversion are included in the denominator.  Furthermore, the Company assumes that the Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed conversion would be dilutive, and any shares of common stock issued upon actual conversion are included in the denominator for the period after the date of conversion.  For purposes of the Company’s guidance for earnings per share (diluted), the Company did not assume that the Convertible Notes would be converted for the year ended December 31, 2010 since the effect of such assumed conversion is expected to be anti-dilutive to earnings per share during that period.  For purposes of the Company’s guidance for FFO per share (diluted), the Company assumed that the Convertible Notes have been converted for the year ended December 31, 2010 (including the period prior to the partial retirement), as the effect of such assumed conversion is expected to be dilutive to FFO per share during that period.  The Company’s guidance for FFO per share (diluted) and earnings per share (diluted) for the year ended December 31, 2010, without the recognition of a loss on debt extinguishment of approximately $41.5 million resulting from the Exchange Offer, would have been $4.43 and $1.91, respectively.

Generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure by real estate investment trusts (“REITs”).  The Company believes that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  The Company believes that net income is the most directly comparable GAAP financial measure to FFO.

This item contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s 2010 earnings per share (diluted) and 2010 FFO per share (diluted).  The Company’s actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, the Company’s failure to obtain additional capital (debt, construction financing and or equity) or refinance debt maturities, future repurchases of debt, increased interest rates and operating costs, adverse economic or real estate developments in the Company’s markets, the Company’s failure to successfully complete and lease the Company’s existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, the Company’s failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions and other risks and uncertainties detailed in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.  The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: June 15, 2010	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer